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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report:                                    March 31, 1998
(Date of earliest event reported)



                        BROWNING-FERRIS INDUSTRIES, INC.
               (Exact name of registrant as specified in charter)


                         Commission file number 1-6805



        Delaware                                       74-1673682
 (State of Incorporation)                 (I.R.S. Employer Identification No.)

            757 N. Eldridge
             Houston, Texas                                   77079
(Address of Principal Executive Offices)                    (Zip Code)

Registrant's telephone number, including area code: (281)870-8100.



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The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Form 8-K dated March 31, 1998 relating to the divestiture of the Company's operations outside North America to SITA, a Paris-based waste services company, and certain common stock repurchases pursuant to the Company's common stock buyback program.






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Item 7.                Financial Statements and Exhibits

(b) Pro Forma Financial Information

BROWNING-FERRIS INDUSTRIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

In November 1997, the Company entered into an agreement to merge its operations outside North America with SITA, a subsidiary of Suez Lyonnaise des Eaux. On March 31, 1998, the Company announced that this transaction had been completed. Under the terms of the agreement, the Company received cash totaling U.S. $950 million and shares of SITA stock amounting to an approximate 19.2 percent equity interest in SITA. Suez Lyonnaise des Eaux owns more than 50 percent of SITA.

The following unaudited pro forma consolidated statement of operations gives effect to (i) the divestiture of the Company's operations outside of North America associated with the SITA transaction as discussed above and the disposition of the remainder of these operations as a result of this transaction with SITA, (ii) the issuance of 11.5 million shares of common stock to the holders of the Company's Automatic Common Exchange Securities in June of 1998 for proceeds of approximately $410 million, (iii) the repurchase of 15 million shares of common stock of the Company ($585 million) as a result of a Dutch auction tender offer which was completed in October 1997 and (iv) the purchase of approximately 41 million additional shares of the Company's common stock on the open market through September 30, 1998 at a cost of approximately $1,415 million under the Company's stock buyback program. The original $1 billion stock buyback program was increased by $500 million in late March 1998 and by an additional $750 million in early July 1998. The pro forma statement of operations does not reflect the earnings associated with the Company's equity investment in SITA for the period prior to the consummation of the sale of the international operations. Included in equity in earnings of unconsolidated affiliates is $7.8 million which represents the Company's shares of SITA's earnings for the six months ended September 30, 1998. In addition, this pro forma statement does not give effect to the $250 million of shares not yet repurchased as of September 30, 1998 under the existing stock buyback program announced in July 1998, that the Company expects to complete by September 30, 1999.

The unaudited pro forma consolidated statement of operations for the year ended September 30, 1998 was prepared assuming that the transactions described above were consummated on October 1, 1997.

The pro forma financial results are not necessarily indicative of the actual results of operations that would have occurred had these transactions occurred on October 1, 1997, nor are they indicative of future results. The unaudited pro forma consolidated statement of operations should be read in conjunction with the Company's historical consolidated financial statements and related notes thereto included in its Annual Report on Form 10-K for the fiscal year ended September 30, 1998.

The pro forma adjustments included in the following pro forma statement of operations represent the total cash proceeds and estimates of costs associated with the merger of the Company's international operations with SITA. These cost estimates will be revised as additional information concerning the valuation of these amounts becomes available.


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               BROWNING-FERRIS INDUSTRIES, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED SEPTEMBER 30, 1998
                  (IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)


                                          Year Ended September 30, 1998
                                     -------------------------------------------
                                                   Pro Forma           Company
                                      Company      Adjustments        Pro Forma
                                     ----------    -----------        ----------
 Revenues                            $4,745,748    $ (632,966) (A)   $4,112,782

 Cost of operations                   3,437,661      (493,644) (A)    2,944,017
                                     ----------    ----------        ----------

 Gross profit                         1,308,087      (139,322)        1,168,765

 Selling, general and
   administrative expense               683,284       (89,355) (A)      593,929

 Special charges (credits), net         (21,464)       17,919  (A)       (3,545)
                                     ----------    ----------        ----------
 Income from operations                 646,267       (67,886)          578,381


 Interest expense, net                  118,277       (12,241) (A)      118,088
                                                      (25,875) (B)
                                                       55,594  (C)
                                                      (17,667) (D)

 Equity in earnings of
   unconsolidated
   affiliates                           (60,078)        8,870  (A)      (51,208)
                                     ----------    ----------        ----------
 Income before income
   taxes, minority interest,
   extraordinary item and
   cumulative effects of changes
   in accounting principles             588,068       (76,567)          511,501


 Income taxes                           232,089       (25,806) (A)      201,462
                                                       10,350  (B)
                                                      (22,238) (C)
                                                        7,067  (D)

 Minority interest in income
   of consolidated subsidiaries           6,606        (4,373) (A)        2,233
                                     ----------    ----------        ----------


 Income before extraordinary
   item and cumulative effects of
   changes in accounting principles  $  349,373    $  (41,567)       $  307,806
                                     ==========    ==========        ==========

 Earnings per share before
    extraordinary item and
    cumulative effects of
    changes in accounting
    principles (E):
    Basic                            $     1.94                      $     1.91
                                     ==========                      ==========
    Diluted                          $     1.93                      $     1.89
                                     ==========                      ==========
 Number of common shares
    used in computing earnings
    per share:
    Basic                               180,153                         161,313
                                     ==========                      ==========
    Diluted                             181,298                         162,457
                                     ==========                      ==========

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NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS


(A) To remove the accounts for the Company's operations outside of North America which were either merged into SITA or otherwise disposed of as a result of the SITA transaction.

(B) To reflect changes in interest expense and related income taxes associated with the estimated net cash proceeds of $900 million after considering income taxes and other costs related to the SITA transaction. It is assumed that the proceeds were used to pay down debt balances.

(C) To reflect increased interest expense and related income taxes associated with the repurchase of the Company's common stock in connection with the Company's Dutch auction tender offer of $585 million and open market purchases of $1,415 million under the Company's stock buyback program. These stock purchases have been funded principally through debt issuances.

(D) To reflect changes in interest expense and related income taxes associated with the $409.7 million cash proceeds received in connection with the issuance of 11.5 million shares of common stock to the holders of the Company's Automatic Common Exchange Securities.

(E) Excluding special credits, extraordinary item and cumulative effects of changes in accounting principles, earnings per share amounts for the year ended September 30, 1998 were:


                                     Company
                       Company      Pro Forma
                      --------      ---------
          Basic       $  1.87       $   1.89 (i)
                      ========      =========
          Diluted     $  1.86       $   1.88 (i)
                      ========      =========


          (i) Pro forma amounts give no effect to earnings from the Company's ownership interest in SITA on a pro forma basis for the periods prior to consummation of the sale of the international operations. Included in equity in earnings of unconsolidated affiliates is $7.8 million which represents the Company's share of SITA's earnings for the six months ended September 30, 1998.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.



                             BROWNING-FERRIS INDUSTRIES, INC.
                                      (Registrant)


December 23, 1998.           By:     /s/Jeffrey E. Curtiss
                                -----------------------------------------------
                                        Jeffrey E. Curtiss
                                    Senior Vice President and
                                      Chief Financial Officer



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